NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK OF

ABERDEEN EMERGING MARKETS EQUITY INCOME FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders' certificates for common stock, par value $0.001 per share (the "Shares") of Aberdeen Emerging Markets Equity Income Fund, Inc. are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 11:59 p.m., New York City time, June 17, 2019, or such later date to which the Offer is extended (the "Expiration Date"). Such form may be delivered by hand or transmitted by e-mail or mailed to the Depositary and must be received by the Depositary on or before 11:59 p.m. New York City time on the Expiration Date. See Section 4, "Procedures for Tendering Shares for Purchase," of the Offer to Purchase.

The Information Agent for the Offer is:

AST Fund Solutions, LLC

48 Wall Street, 22nd. Floor
New York, NY 10005
All Holders Call Toll Free:
(800) 467-0743

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail: Registered, Certified or Express Mail	By Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

By email (For Eligible Institutions Only):

canoticeofguarantee@computershare.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED
ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen;

The undersigned hereby tenders to Aberdeen Emerging Markets Equity Income Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated May 17, 2019 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 4, "Procedures for Tendering Shares for Purchase," of the Offer to Purchase.

Number of Shares Tendered: _______________________________________________________________

Certificate Nos. (if available):

_______________________________________________________________________________________

_______________________________________________________________________________________

If Shares will be tendered by book-entry transfer, check box:

☐      The Depository Trust Company

Account Number:

_______________________________________________________________________________________

Name(s) of Record Holder(s):

_______________________________________________________________________________________

_______________________________________________________________________________________

Address: _______________________________________________________________________________

_______________________________________________________________________________________

Area Code and Telephone Number:

_______________________________________________________________________________________
Taxpayer Identification (Social Security) Number:

_______________________________________________________________________________________

Dated: _________________ , 2019	______________________________________________
______________________________________________
Signature(s)

(Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within two New York Stock Exchange trading days after the date hereof.

Name of Firm: _______________________________	____________________________________________
(Authorized Signature)
Address: ____________________________________	Name: ______________________________________
(Please Print)
____________________________________________	Title: _______________________________________
Area Code and Tel. No: _________________________	Dated: _________________________________ , 2019

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.